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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in the Registration Statement (the "Registration Statement") of our report, dated March 27, 1996 for the period ended December 31, 1995 relating to Cityscape Financial Corp. and its subsidiaries.

     We also consent to the inclusion in the Registration Statement of our report, dated November 30, 1995 for the three years ended September 30, 1995 relating to J&J Securities Limited.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

BDO STOY HAYWARD

London, England

March 14, 1997